- --------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

                             Subject to Completion

       Prospectus Supplement to Prospectus Dated _________________, 199_
                                       $
                CS First Boston Auto Receivables Trust 199_-___

             $                     % Asset Backed Notes, Class A-1
             $                     % Asset Backed Notes, Class A-2
             $                     % Asset Backed Certificates

                                ----------------

                       Asset Backed Securities Corporation
                                     Company

                                ----------------


     CS First Boston Auto Receivables Trust 199_ - __ (the "Trust") will be formed pursuant to a trust agreement (the "Trust Agreement") dated as of __________, 199_ (the "Cutoff Date"), between Asset Backed Securities Corporation (the "Company"), as depositor, and __________ (the "Owner Trustee"), as owner trustee. The Trust will issue $__________ aggregate principal amount of __________% Asset Backed Notes, Class A-1 (the "Class A-1 Notes") and $_______________ aggregate principal amount of __________% Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes") pursuant to an indenture (the "Indenture"), dated as of the Cutoff Date, between the Trust and __________, (the "Indenture Trustee") as indenture trustee. The Trust also will issue $________ aggregate principal amount of __________% Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities").
                                                   (Continued on following page)


                                ----------------

     THE NOTES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF, OR INTERESTS IN, CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY CS FIRST BOSTON CORPORATION, THE COMPANY, THE SERVICER, THE SELLER, ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

     Prospective investors should consider the factors set forth under Risk Factors on page S-11 of this Prospectus Supplement and on page 14 of the accompanying Prospectus.

                                ----------------

     Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

                                ----------------

                                    Price to the       Underwriting     Proceeds to the
                                      Public(1)          Discount         Company(1)(2)
                                      ---------          --------         -------------
Per Class A-1 Note..................        %                 %                     %
Per Class A-2 Note..................        %                 %                     %
Per Certificate.....................        %                 %                     %
Total                                 $                  $                $

(1) Plus accrued interest, if any, from  ______________, 199_.
(2) Before deducting expenses, estimated to be $____________.

                                ----------------

        The Notes and the Certificates are offered subject to prior sale and subject to the right of CS First Boston Corporation (the "Underwriter") to reject orders in whole or in part. It is expected that delivery of the Notes and the Certificates will be made through the Same Day Funds System of the Depository Trust Company on or about _______, 199_.

                                 CS First Boston

           The date of this Prospectus Supplement is __________, 199_.

(Continued from preceding page)


     The assets of the Trust will consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts (collectively, the "Receivables") secured by new or used automobiles, vans and light duty trucks, certain monies due or received thereunder on and after the Cutoff Date, security interests in the vehicles financed thereby, and a de minimus amount of certain other property ancillary thereto, in each case, as more fully described herein. The Receivables will be transferred to the Trust by the Company pursuant to the Trust Agreement. The Company will purchase the Receivables from ________ (in such capacity, the "Seller") pursuant to a receivables purchase agreement (the "Receivables Purchase Agreement"), dated as of_________, 199_ . The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Trust may also draw on funds on deposit in a Reserve Account, to the extent described herein, to meet shortfalls in amounts due to holders of the Securities ("Securityholders") on any Distribution Date. The Reserve Account will not be part of the Trust.


     Interest on each class of Notes will accrue at the fixed per annum rates specified above and generally will be payable on the __ day of each month, commencing _______, 199_ (each, a "Distribution Date"). Principal of the Notes will be payable on each Distribution Date to the extent described herein; however, no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Certificates represent fractional undivided interests in the Trust. Interest on the Certificates will accrue at the fixed per annum rates specified above and generally will be payable on each Distribution Date. No distributions of principal will be made on the Certificates until all of the Notes have been paid in full. To the extent not previously paid, the Class A-1 Notes will be payable in full on _______, 199_, the Class A-2 Notes will be payable in full on ________, 199_, and the Certificates will be payable in full on ________,199_.

                              --------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES AND THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES OR THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.


     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITER EXPECTS, BUT IS NOT OBLIGATED, TO MAKE A MARKET IN THE SECURITIES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


                              ---------------------

     UNTIL ________________, ______ ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus Supplement is a part under the Securities Act of 1933, as amended. This Prospectus Supplement does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.


     The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http:\\www.sec.gov).


                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes or Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company and registered holder of the Notes and the Certificates. See "Certain Information Regarding the Securities -- Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus (the "Prospectus").

                                SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


Issuer.............................     CS First Boston Auto Receivables Trust
                                        199_-___, a trust (the "Trust" or the
                                        "Issuer") to be formed pursuant to a
                                        trust agreement (the "Trust Agreement")
                                        dated as of ___________, 199_ (the
                                        "Cutoff Date"), between the Company and
                                        the Owner Trustee.

Company............................     The Company is a special-purpose
                                        Delaware corporation organized for the
                                        purpose of causing the issuance of the
                                        Securities and other securities issued
                                        under the Registration Statement backed
                                        by receivables or underlying securities
                                        of various types and acting as settlor
                                        or depositor with respect to trusts,
                                        custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities.
                                        It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned finance subsidiary of Collateralized Mortgage
                                        Securities Corporation which is a wholly owned subsidiary of CS First Boston
                                        Securities Corporation, which is a
                                        wholly owned subsidiary of CS First
                                        Boston, Inc. Neither CS First Boston
                                        Securities Corporation nor CS First
                                        Boston, Inc. nor any of their affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                                        The Company's principal executive office is located at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, and its telephone number is (212) 909-2000.


Seller.............................     _______ (in such capacity, "the
                                        Seller"). See "The Seller and the
                                        Servicer" herein.


Servicer...........................     _______ (in such capacity, the
                                        "Servicer") as servicer under the
                                        servicing agreement (the "Servicing
                                        Agreement") dated as of the Cutoff Date, between the Servicer and the Issuer. See
                                        "The Seller and the Servicer" herein.


Indenture Trustee..................     ____________________, as trustee under
                                        the Indenture (the "Indenture Trustee").


Owner Trustee......................     ____________________, as trustee under
                                        the Trust Agreement (the "Owner
                                        Trustee").


The Notes..........................     The Trust will issue $______ aggregate
                                        principal amount of ___% Asset Backed
                                        Notes, Class A-1 (the "Class A-1 Notes") and $______ aggregate principal amount of ___% Asset Backed Notes, Class A-2
                                        (the "Class A-2 Notes" and, collectively with the Class A-1 Notes, the "Notes") on ___, 199_ (the "Closing Date") pursuant to an indenture (the
                                        "Indenture") dated as of the Cutoff Date between the Issuer and the Indenture
                                        Trustee.


                                        Under the terms of the Indenture, the
                                        Notes will be secured by the assets of
                                        the Trust.


The Certificates...................     The Trust will issue $____ aggregate
                                        principal amount of ___% Asset Backed
                                        Certificates (the "Certificates" and,
                                        collectively with the Notes, the
                                        "Securities") on the Closing Date. The
                                        Certificates represent fractional
                                        undivided interests in the Trust and
                                        will be issued pursuant to the Trust
                                        Agreement.

The Receivables....................     On the Closing Date, the Company will
                                        convey to the Trust the Receivables in
                                        an aggregate principal balance of
                                        approximately $_______________ as of the
                                        Cutoff Date, pursuant to the Trust
                                        Agreement. See "The Transfer and
                                        Servicing Agreements -- Sale
                                        and Assignment of Receivables" and "The
                                        Receivables Pool" herein and "The
                                        Receivables Pools" in the Prospectus.

                                        On or before the Closing Date, the
                                        Company will purchase the Receivables
                                        from the Seller pursuant to a
                                        receivables purchase agreement (the
                                        "Receivables Purchase Agreement"), dated as of ____________,199_. See "The
                                        Transfer and Servicing Agreements-the
                                        Receivables Purchase Agreement" herein.

                                        The Receivables arise from motor vehicle installment contracts (each, a "Contract") originated or purchased by the Seller in the ordinary course of business. The Receivables have been selected from Contracts owned by the Seller based on the criteria specified in the Receivables Purchase Agreement and described herein under "The Receivables Pool". Approximately __% of the Receivables were originated in ____________ and approximately __% of the Receivables were originated in __________. As of the Cutoff Date, the weighted average APR of the Receivables was approximately ____%, the weighted average remaining term to maturity of the Receivables was approximately ____ months and the weighted average original term to maturity of the Receivables was approximately ____ months. No Receivable has a scheduled maturity later than ______________ (the "Final Scheduled Maturity Date").

                                        Pursuant to the terms of the Trust
                                        Agreement, the Company will assign the
                                        representations and warranties made by
                                        the Seller in the Receivables Purchase
                                        Agreement to the Owner Trustee for the
                                        benefit of holders of the Certificates
                                        and will make certain limited
                                        representations and warranties with
                                        respect to the Receivables. Pursuant to
                                        the terms of the Receivables Purchase
                                        Agreement, the Seller will make certain
                                        representations and warranties regarding the characteristics of the Receivables and will undertake to repurchase any Receivable with respect to which an uncured breach of any representation or warranty exists, if such breach materially and adversely affects the interests of the Owner Trustee and the Certificateholders in such Receivable and if such breach is not cured by the Seller in a timely manner. To the extent that the Seller does not repurchase a Receivable in the event of a breach of its representations and warranties with respect to such Receivable, the Company will not be required to repurchase such Receivable unless such breach also constitutes a breach of one of the Company's representations and warranties with respect to such Receivable and such breach materially and adversely affects the interests of the Certificateholders in any such Receivable. See "The Transfer and Servicing Agreements" herein. Neither the Seller nor the Company will have any other obligation with respect to the Receivables or the Certificates.


 Trust Property....................     The assets of the Trust (the "Trust
                                        Property") include (i) the Receivables,
                                        (ii) all monies (including accrued
                                        interest) received on or with respect to the Receivables on or after the Cutoff
                                        Date, (iii) all amounts and property
                                        from time to time held in or credited to the Collection Account, (iv) security interests in the Financed Vehicles and any accessions thereto, (v) the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed
                                        Vehicles or Obligors, as the case may
                                        be, (vi) any property that shall have
                                        secured a Receivable and that shall have been acquired by or on behalf of the Trustee, (vii) all of the Seller's right to all documents contained in the files pertaining to the Receivables, (viii) the right to draw on funds on deposit in the Reserve Account, to the extent described herein, to meet shortfalls in amounts due to Securityholders, and (ix) any and all proceeds of the foregoing.
                                        The Reserve Account will not be property of the Trust. See "The
                                        Certificates--Distribution, and "The
                                        Trust".

Risk Factors.......................     For a discussion of risk factors that
                                        should be considered with respect to an
                                        investment in the Securities, see "Risk
                                        Factors" herein and in the related
                                        Prospectus.

Terms of the Notes

    A.  Distribution Dates.........     Payments of interest and principal on
                                        the Notes will be made on the ___ day of each month or, if any such day is not a Business Day, on the next succeeding
                                        Business Day (each, a "Distribution
                                        Date") commencing ____________, 199_.
                                        Payments will be made to holders of
                                        record of the Notes (the "Noteholders")
                                        as of the day immediately preceding such Distribution Date (each, a "Record
                                        Date"). A "Business Day" is a day other
                                        than a Saturday, a Sunday or day on
                                        which banking institutions or trust
                                        companies in The City of New York or the city in which the corporate trust office of the Indenture Trustee is located are authorized by law, regulation or executive order to be closed.

    B.  Interest Rates.............     Interest will accrue on the Class A-1
                                        Notes at a fixed per annum rate of ____%
                                        (the "Class A-1 Rate") and on the Class
                                        A-2 Notes at a fixed per annum rate of
                                        ____% (the "Class A-2 Rate"), in each
                                        case, calculated on the basis of a
                                        360-day year consisting of twelve 30-day months. The Class A-1 Rate and the Class
                                        A-2 rate are sometimes referred to
                                        herein collectively as the "Interest
                                        Rates".


    C.  Interest...................     Interest on the outstanding principal
                                        amount of the Class A-1 Notes and the
                                        Class A-2 Notes in respect of any
                                        Distribution Date will accrue at the
                                        Class A-1 Rate and the Class A-2 Rate,
                                        respectively, from and including the
                                        most recent Distribution Date on which
                                        interest payments were distributed to
                                        Noteholders (or, in the case of the
                                        first Distribution Date, from and
                                        including the Closing Date) to but
                                        excluding such Distribution Date.
                                        Interest will be paid to the Noteholders on each Distribution Date, to the extent of the Total Distribution Amount (as defined herein) after payment of the Servicing Fee and from the Reserve
                                        Account. See "The Notes -- Payments of
                                        Interest" herein.

    D.   Principal.................     Principal of the Class A-1 Notes will be
                                        payable on each Distribution Date in an
                                        amount equal to the Total Distribution
                                        Amount remaining following payment of
                                        the Servicing Fee and the Noteholders'
                                        Interest Distributable Amount (as
                                        defined herein) on such date. On each
                                        Distribution date from and including the Distribution Date on which the Class A-1
                                        Notes are paid in full, principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Total Distribution Amount remaining following payment of the Servicing Fee, the Noteholders' Interest Distributable
                                        Amount and, on the Distribution Date on
                                        which the Class A-1 Notes are paid in
                                        full, any amount distributed as
                                        principal to holders of the Class A-1
                                        Notes. No principal payment will be made on the Class A-2 Notes until the Class
                                        A-1 have been paid in full.


                                        The outstanding principal amount, if
                                        any, of the Class A-1 Notes will be
                                        payable in full on ____________, 199_
                                        (the "Class A-1 Final Scheduled Payment
                                        Date") and the outstanding principal
                                        amount, if any, of the Class A-2 Notes
                                        will be payable in full on ____________, 199_ (the "Class A-2 Final Scheduled Payment Date").

                                        See "The Notes -- Payments of Principal" herein.


    E.  Optional Redemption........     The Class A-2 Notes may be redeemed in
                                        whole, but not in part, on a
                                        Distribution Date on which the Servicer
                                        exercises its option to purchase the
                                        Receivables. Under the terms of the
                                        Servicing Agreement, the Servicer may
                                        purchase the Receivables when the
                                        aggregate principal balance of the
                                        Receivables (the "Pool Balance") has
                                        been reduced to 10% or less of the Pool
                                        Balance as of the Cutoff Date. The
                                        redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued interest at the Class A-2 Rate.

Terms of the Certificates

    A.  Distribution Dates.........     Distributions with respect to the
                                        Certificates will be made on each
                                        Distribution Date to holders of record
                                        of the Certificates (the
                                        "Certificateholders", and, collectively
                                        with the Noteholders, the
                                        "Securityholders") as of the related
                                        Record Date.

    B. Certificate
       Pass-Through Rate...........     Interest will accrue on the Certificates
                                        at a fixed per annum rate of ___% (the
                                        "Certificate Pass-Through Rate"),
                                        calculated on the basis of a 360-day
                                        year consisting of twelve 30-day months.


    C.  Interest...................     On each Distribution Date, the Owner
                                        Trustee will distribute pro rata to
                                        Certificateholders accrued interest at
                                        the Certificate Pass-Through Rate on the Certificate Balance as of the preceding
                                        Distribution Date (after giving effect
                                        to distributions made on such
                                        Distribution Date) generally to the
                                        extent of funds available following
                                        payment of the Servicing Fee and the
                                        Noteholders' Distributable Amount (as
                                        defined herein) from the Total
                                        Distribution Amount and the Reserve
                                        Account. Interest on the Certificates in respect of any Distribution Date will accrue from the most recent Distribution
                                        Date (or, in the case of the first
                                        Distribution Date, the Closing Date) to
                                        but excluding such Distribution Date.
                                        See "The Certificates -- Distributions
                                        of Interest" herein.

    D. Principal ..................     On each Distribution Date on and after
                                        the date on which the Class A-2 Notes
                                        are paid in full, principal of the
                                        Certificates will be payable in an
                                        amount generally equal to the Total
                                        Distribution Amount remaining after
                                        payment of the Servicing Fee, the
                                        Noteholders' Distributable Amount (on
                                        the Distribution Date on which the
                                        outstanding principal amount of the
                                        Class A-2 Notes is reduced to zero) and
                                        the Certificateholders' Interest
                                        Distributable Amount (as defined
                                        herein).


                                        The outstanding principal amount, if
                                        any, of the Certificates will be payable full on ____________, 199_ (the "Final
                                        Scheduled Distribution Date").

                                        See "The Certificates -- Distributions
                                        of Principal" and "Description of the
                                        Transfer and Servicing Agreements --
                                        Distributions" herein.


    E.  Optional Prepayment.............If the Servicer exercises its option to purchase the Receivables, which it may
                                        do when the Pool Balance is 10% or less
                                        of the Pool Balance as of the Cutoff
                                        Date, the Certificateholders will
                                        receive an amount in respect of the
                                        Certificates equal to the Certificate
                                        Balance plus accrued interest at the
                                        Certificate Pass-Through Rate, and the
                                        Certificates will be retired. See "The
                                        Certificates -- Optional Prepayment" and
                                        "The Notes -- Optional Redemption"
                                        herein.

Reserve Account.........................The Reserve Account will be created with an initial deposit by the Company on the Closing Date of cash or Eligible Investments having a value of at least $________ (the "Reserve Account Initial Deposit"). Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period remaining after payment of the Servicing Fee is less than the Noteholders' Distributable Amount and will be deposited in the Note Distribution Account (as defined herein) for distribution to the Noteholders. In addition, funds will be withdrawn from the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholders' Distributable Amount (as defined herein) is less than the Certificateholders' Distributable Amount (as defined herein) and will be deposited in the Certificate Distribution Account for distribution to the Certificateholders.

                                        Funds in any Reserve Account may be
                                        invested in securities that will not
                                        mature prior to the date of such next
                                        scheduled distribution with respect to
                                        the Certificates and will not be sold
                                        prior to maturity to meet any
                                        shortfalls. Thus, the amount of
                                        available funds on deposit in the
                                        Reserve Account at any time may be less
                                        than the balance of the Reserve Account.
                                        If the amount required to be withdrawn
                                        from the Reserve Account to cover
                                        shortfalls in collections on the related
                                        Receivables exceeds the amount of
                                        available funds on deposit in the
                                        Reserve Account, a temporary shortfall
                                        in the amounts distributed to the
                                        Certificateholders could result.

                                        On each Distribution Date, the amount
                                        available in the Reserve Account will be reinstated up to the Specified Reserve Account Balance by the deposit thereto of the amount, if any, remaining in the Collection Account after payment on such date of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable
                                        Amount. The "Specified Reserve Account
                                        Balance" with respect to any
                                        Distribution Date generally will be
                                        equal to [state formula]. Certain
                                        amounts in the Reserve Account on any
                                        Distribution Date (after giving effect
                                        to all distributions to be made on such
                                        Distribution Date) in excess of the
                                        Specified Reserve Account Balance for
                                        such Distribution Date will be released
                                        to the Company and will no longer be
                                        available to the Securityholders.

                                        The Reserve Account will be maintained
                                        with the Indenture Trustee as a
                                        segregated trust account, but will not
                                        be part of the Trust. See "The Transfer
                                        and Servicing Agreements -- Reserve
                                        Account" herein.


Collection Account.................     Except under certain conditions
                                        described in the Prospectus under
                                        "Description of the Transfer and
                                        Servicing Agreements -- Collections,"
                                        the Servicer will be required to remit
                                        collections received with respect to the Receivables within two Business Days of receipt thereof to one or more accounts in the name of the Indenture Trustee
                                        (the "Collection Account"). Pursuant to
                                        the Indenture, the Indenture Trustee
                                        will withdraw funds on deposit in the
                                        Collection Account and apply such funds
                                        on each Distribution Date to the
                                        following (in the priority indicated):
                                        (i) the Servicing Fee for the related
                                        Collection Period and any overdue
                                        Servicing Fees to the Servicer, (ii) the
                                        Noteholders' Interest Distributable
                                        Amount to the Note Distribution Account,
                                        (iii) the Noteholders' Principal
                                        Distributable Amount to the Note
                                        Distribution Account, (iv) the
                                        Certificateholders' Interest
                                        Distributable Amount to the Certificate
                                        Distribution Account, (v) after the
                                        Class A-2 Notes have been paid in full,
                                        the Certificateholders' Principal
                                        Distribution Amount to the Certificate
                                        Distribution Account and (vi) the
                                        remaining balance, if any, to the
                                        Reserve Account. See "The Transfer and
                                        Servicing Agreements -- Distributions"
                                        and" -- Reserve Account" herein.

Advances...........................     If a shortfall should occur in any
                                        Collection Period between the amount due as interest on the Receivables during such Collection Period (assuming the
                                        Receivables were paid on their
                                        respective scheduled payment dates) and
                                        the amount actually received in respect
                                        of the Receivables during such
                                        Collection Period and allocable to
                                        interest, the Servicer will advance an
                                        amount equal to such shortfall (an
                                        "Advance"). The Servicer will be
                                        reimbursed for Advances (i) from
                                        collections and other amounts received
                                        on the Receivables with respect to which such Advances were made; (ii) from collections and other amounts received in respect of other Receivables; or
                                        (iii) by reducing the Repurchase Amount
                                        (as defined herein) due from the
                                        Servicer by the amount of any
                                        unreimbursed Advances, in each case, in
                                        accordance with the terms of the
                                        Servicing Agreement. The Servicer may
                                        elect not to make an Advance with
                                        respect to any Receivable to the extent
                                        that the Servicer determines, in its
                                        sole discretion, that it is unlikely to
                                        be able to recover such Advances from
                                        future collections and other payments in respect of the Receivables. See "The
                                        Transfer and Servicing
                                        Agreements--Advances" herein.

Certain Legal Aspects..............     The Seller shall repurchase certain
                                        Receivables with respect to which any
                                        prior security interest in such
                                        Receivable is found to exist, any laws
                                        have been violated, or the Seller's
                                        security interest in the respective
                                        Financed Vehicle has not been properly
                                        assigned to the Trustee. The Trustee's
                                        security interest in a Financed Vehicle
                                        may be not be properly assigned in the
                                        event of (i) the relocation or resale of such Financed Vehicle in another state without the Servicer's re-perfecting the
                                        Trustee's security interest, (ii) the
                                        imposition certain tax or possessory
                                        liens, or (iii) fraud or negligence. In
                                        addition, certain consumer protection
                                        laws allow an Obligor (as defined
                                        herein) under a Receivable to assert
                                        certain claims and defenses against a
                                        holder of the Receivable thus possibly
                                        rendering a Receivable partly or wholly
                                        uncollectible. See "Risk Factors --
                                        Security Interests in the Financed
                                        Vehicles" herein and "Risk Factors --
                                        Certain Legal Aspects -- Security
                                        Interests in Financed Vehicles" and
                                        "Certain Legal Aspects of the
                                        Receivables" in the Prospectus.


Tax Status.........................     In the opinion of Sidley & Austin
                                        ("Federal Tax Counsel"), the Trust will
                                        not be an association (or publicly
                                        traded partnership) taxable as a
                                        corporation for federal income tax
                                        purposes. Federal Tax Counsel has also
                                        advised the Trust that the Notes will be classified as debt for federal income tax purposes. The Trust will agree, and the owners of beneficial interests in the Notes will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. The Trust will also agree, and the related owners of beneficial interests in the Certificates
                                        ("Certificate Owners") will agree by
                                        their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate
                                        Owners (including, to the extent
                                        relevant, the Seller in its capacity as
                                        recipient of distributions from any
                                        Reserve Fund), and the Notes being debt
                                        of the partnership. See "Certain Federal
                                        Income Tax Consequences" in the
                                        Prospectus for additional information
                                        concerning the application of federal
                                        income tax laws to the Trust and the
                                        Securities.

ERISA Considerations...............     Subject to the considerations discussed
                                        under "ERISA Considerations" herein and
                                        in the Prospectus, the Notes are
                                        eligible for purchase by employee
                                        benefit plans. The Certificates may not
                                        be acquired by employee benefit plans
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended, or by "plans" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Ratings of the Securities..........     It is a condition to the issuance of the
                                        Notes and Certificates that the Class
                                        A-1 Notes be rated at least "______" or
                                        its equivalent, the Class A-2 Notes be
                                        rated at least "_______" or its
                                        equivalent and the Certificates be rated at least "__________" or its equivalent, in each case by at least two nationally recognized rating agencies.


                                        A rating is not a recommendation to
                                        purchase, hold or sell the Notes or
                                        Certificates, inasmuch as such rating
                                        does not comment as to market price or
                                        suitability for a particular investor. A rating addresses the likelihood that principal of and interest on a particular class of Notes or the Certificates, as applicable, will be paid pursuant to its terms. There can be no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. See "Risk Factors -- Ratings of the Securities" herein.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Securities.

     Limited Liquidity of Securities. There is currently no secondary market for the Securities. CS First Boston Corporation (the "Underwriter") currently intends to make a market in the Securities, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the Securities.


     Removal of Servicer After a Servicer Default. If a Servicer Default occurs, the Indenture Trustee or the Noteholders may remove the Servicer without the consent of the Owner Trustee or the Certificateholders, in the manner described in the Prospectus under "Description of the Transfer and Servicing Agreements - Rights upon Servicer Default". Neither the Owner Trustee nor the Certificateholders will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders have the ability with certain specific exceptions, to waive defaults by the Servicer, including defaults that might have a materially adverse effect on Certificateholders. See "Description of the Transfer and Servicing Agreements - Waiver of Past Defaults" in the Prospectus.

     Subordination of Certificates, Limited Assets of Trust. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Notes. Consequently, Certificateholders will not receive any distributions with respect to a Collection Period until full amount of interest on and principal of the Notes distributable on such Distribution Date has been deposited in the Note Distribution Account. The Certificateholders will not receive any distributions of principal until after the Notes have been paid in full. See "The Transfer and Servicing Agreements -- Distributions" herein.


     The Trust will not have any significant assets or sources of funds other than the Receivables, the proceeds thereof and access to funds in the Reserve Account. Securityholders must rely on payments on the Receivables (and any related Advances) and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distribution of interest and principal on the Notes and the Certificates, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes and the Certificates. See "The Trust" and "The Transfer and Servicing Agreements -- Reserve Account" herein.

     Funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to the Securities and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the related Receivables exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Securityholders could result.


     Lack of Security Interests in the Financed Vehicles. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables and the related documents by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or amend the certificates of title of the Financed Vehicles even if to do so would only involve a de minimus expense. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables in some states. See "Risk Factors -- Certain Legal Aspects -- Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus.


     Ratings of the Securities. It is a condition to the issuance of the Notes and the Certificates that the Class A-1 Notes be rated at least "___________" or its equivalent, the Class A-2 Notes be rated at least "________" or its equivalent and the Certificates be rated at least "_________" or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the

Securities pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The ratings of the Certificates are based primarily on the credit quality of the Receivables and the availability of funds in the Reserve Account.


     Trust's Limited Relationship to the Company. The Company is generally not obligated to make any payments in respect of the Notes, the Certificates or the Receivables. The Company has assigned the representations and warranties of the Seller under the Receivables Purchase Agreement to the Trustee. In addition the Company has made certain limited representations and warranties regarding the characteristics of the Receivables and is required under the Trust Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. It is not anticipated that the Company will have any significant assets with which to fund such repurchases.

     Trust's Limited Relationship to the Seller and the Servicer. Neither the Seller nor the Servicer is generally obligated to make any payments in respect of the Notes, the Certificates or the Receivables (except to the extent the Servicer is obligated to make Advances with respect to the Receivables). If _______ were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payment to the Securityholders. The Seller has made certain representations and warranties regarding the characteristics of the Receivables and is required under the Receivables Purchase Agreement to repurchase Receivables with respect to which such representations and warranties have been breached. See "The Transfer and Servicing Agreements - The Receivables Purchase Agreement".

     [Geographic Concentration of Assets. Discuss impact on Securityholders of material concentration of trust assets in one or a few states, if applicable.]

     [Limited number of Loan Originators. Discuss impact on Securityholders of material concentration of loans originated by one or a few dealers, if applicable.]

     [Concentration of Credit Risk. Discuss impact on Securityholders of material concentration of credit risk, if applicable.]

     [Interest Only Securities. Discuss risks associated with interest only securities, including any disproportionate prepayment or credit risks, if applicable.]

     [Principal Only Securities. Discuss risks associated with principal only securities, including any disproportionate prepayment or credit risks, if applicable.]


                                    THE TRUST

General

     The Issuer, CS First Boston Auto Receivables Trust 199_-_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other that (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust initially will be capitalized with equity equal to $____________. Certificates with an original principal balance of $____________ (which represents approximately [1]% of the initial Certificate Balance) will be sold to ____________ and the remaining Certificates will be sold to third party investors which are expected to be unaffiliated with the Seller, the Servicer and the Trust. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Receivables from the Company pursuant to the Trust Agreement. The Servicer will service the Receivables pursuant to the Servicing Agreement and will be compensated for acting as Servicer. See "The Transfer and Servicing Agreements -- Servicing Compensation" herein.

     If the protection provided to the Securityholders by the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Securities. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders with respect to the Securities. See "The Transfer and Servicing Agreements -- Distributions" and "--Reserve Account" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust's principal offices are located in ________________________, Delaware, in care of ____________________, as Owner Trustee, at the address listed below under "--The Owner Trustee".

Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

     Class A-1 Notes........................         $
     Class A-2 Notes........................
     Certificates...........................         _______________________
        Total...............................         $______________________

The Owner Trustee

     ____________________ is the Owner Trustee under the Trust Agreement.
________________________ is a banking corporation and its principal offices are located at __________________________. The Owner Trustee's liability in connection with the issuance and sale of the Notes and Certificates is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Servicing Agreement. The Seller, the Company and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

     The pool of Receivables conveyed to the Trust (the "Receivables Pool") was originated or purchased by the Seller in the ordinary course of business, and were or will be selected from the Seller's portfolio for inclusion in the Receivables Pool based on several criteria, including the following: (i) as of the Cutoff Date each Receivable had, or will have, an outstanding gross balance of at least $1,000; (ii) as of the Cutoff Date, no Receivable will be more than 90 days past due; and (iii) as of the Cutoff Date, no Obligor on any Receivable was noted in the records of the Seller as being the subject of a bankruptcy proceeding. Certain additional criteria that each Receivable must meet are set forth in the Prospectus under "The Receivables Pools". No selection procedures believed by the Seller to be adverse to Securityholders were, or will be, used in selecting the Receivables.

     [Describe differences, if any, in contracts related to new vehicles and contracts related to used vehicles]


     The composition, [ownership status,] distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.


              Composition of the Receivables as of the Cutoff Date

    Weighted     Aggregate principal    Number of     Weighted Average   Weighted Average   Average Principal
  Average APR         Balance          Receivables     Remaining Term     Original Term          Balance

            %    $                                             months            months     $

                       Ownership Status of the Receivables


                       Number of      Aggregate Principal      Percentage of
                      Receivables          Balance               Aggregate
                      -----------          -------            Principal Balance
                                                             -----------------

New Vehicles......
Used Vehicles.....
                       --------           --------               --------
     Total........
                       ========           ========               ========


            Distribution of Receivables by APR as of the Cutoff Date

                          Number of           Aggregate Principal    Percentage of Aggregate
     APR Range           Receivables                Balance             Principal Balance
0.00% to      3.00%
3.01% to      4.00%
4.01% to      5.00%
5.01% to      6.00%
6.01% to      7.00%
7.01% to      8.00%
8.01% to      9.00%
9.01% to     10.00%
10.01% to    11.00%
11.01% to    12.00%
12.01% to    13.00%
13.01% to    14.00%
14.01% to    15.00%
15.01% to    16.00%
16.01% to    17.00%
17.01% to    18.00%
18.01% to    19.00%
Greater than 20.00%      ____________             ____________             ______________
Total
                           ========                 ========                  ========


      Geographic Distribution of the Receivables as of the Cutoff Date (1)

                          Number of           Aggregate Principal    Percentage of Aggregate
                         Receivables                Balance             Principal Balance
                         -----------                -------             -----------------
New York...........
California.........
Other..............      ____________            ____________             ______________
     Total.........
                           ========                ========                 ========

(1) Based on billing addresses of the Obligers as of the Cutoff Date.

     By aggregate principal balance, approximately ___% of the Receivables constitute Precomputed Receivables and ___% of the Receivables constitute Simple Interest Receivables. See "The Receivables Pools" in the Prospectus for a description of the characteristics of Precomputed Receivables and Simple Interest Receivables. As of the Cutoff Date, approximately ___% of the Receivables by aggregate principal balance, constituting ___% of the number of Receivables, represent used vehicles.

Delinquencies, Repossessions and Net Losses

     Set forth below is certain information concerning the delinquency, repossession and net loss experience of the Seller pertaining to retail new and used automobile, van and light duty truck receivables. The delinquency, repossession and credit loss data presented in the following tables are for illustrative purposes only. There is no assurance that the Seller's delinquency, repossession and credit loss experience with respect to automobile, van and light duty truck receivables in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. Delinquencies, repossessions and net losses on new and used automobiles, vans and light duty trucks are affected by social and economic conditions generally and, in particular, in the States of ______ and _______, where ___% and ___%, respectively, of the Financed Vehicles were purchased.

                                                     Delinquency Experience (1)

                                                                    At December 31,
                                              1994          1993          1992          1991          1990
                                                                 (Dollars in Thousands)
Portfolio Outstanding at End of Period
Delinquencies at End of Period(2)
        30-59 Days
        60-89 Days
        90 Days or More
Total Delinquencies
Total Delinquencies as a Percentage of
Portfolio Outstanding at End of Period

- ----------------
(1)  Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.
(2)  The period of delinquency is based on the number of days payments are contractually past due.


                                               Credit Loss/Repossession Experience(1)

                                                                    At December 31,
                                              1994          1993          1992          1991          1990
                                                                 (Dollars in Thousands)
Average Amount Outstanding During the
Period

Average Number of Contracts
Outstanding during the Period

Repossessions as a Percentage of
Average Number of Contracts
Outstanding

Net Losses as a Percentage of
Liquidations (2)(3)

Net Losses as a Percentage of Average
Amount Outstanding(3)

- ----------------


(1) Except as indicated, all amounts and percentages are based on the gross amount scheduled to be paid on each contract, including unearned finance and other charges.

(2) Net losses are equal to the aggregate of the net balances of all contracts that were determined to be uncollectible in the period, less any recoveries on contracts charged off in the period or any prior periods, excluding any losses resulting from the failure to recover commissions to dealers with respect to contracts that are prepaid or charged off.

(3) Liquidations represent a reduction in the outstanding balances of the contracts as a result of monthly cash payments and charge-offs.


                           THE SELLER AND THE SERVICER

       [Information regarding the Seller and the Servicer to be supplied.]

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of the Securities" in the Prospectus. In addition, holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes are paid in full, and holders of the Certificates will not receive any principal payments until the Class A-1 Notes and the Class A-2 Notes have been paid in full. See "The Notes -- Payments of Principal" and "The Certificates -- Distributions of Principal" herein. As the rate of payment of principal of each class of Notes and the Certificates depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Class A-1 Notes or the Class A-2 Notes and the final distribution in respect of the Certificates could occur significantly earlier than the Class A-1 Final Scheduled Payment Date, the Class A-2 Final Scheduled Payment Date or the Final Scheduled Distribution Date, as applicable. Securityholders will bear the risk of being able to reinvest principal payments on the Securities at yields at least equal to the yield on their Securities.

                                    THE NOTES

General


     The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be a complete description of all terms of the Notes and the Indenture and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made.


Payments of Interest

     Interest on the principal balance of the Class A-1 Notes and the Class A-2 Notes will accrue at the Class A-1 Rate and Class A-2 Rate, respectively, and will be payable to the holders of the Class A-1 Notes and the Class A-2 Notes monthly on each Distribution Date. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Noteholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date. Interest on each class of Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not paid on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and from the Reserve Account. See "The Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein. Interest payments to holders of both classes of Notes will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any Distribution Date, in which case the holders of each class of Notes will receive their ratable share (based on the aggregate amount of interest due on such class of Notes) of the aggregate amount available for distribution in respect of interest on the Notes.

Payments of Principal

     On each Distribution Date for as long as the Class A-1 Notes are outstanding, principal of the Class A-1 Notes will be distributed to holders of the Class A-1 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholder's Interest Distributable Amount. On each Distribution Date from and including the Distribution Date on which the Class A-1 Notes are paid in full and for as long as the Class A-2 Notes are outstanding, principal will be distributed to holders of the Class A-2 Notes in an amount equal to the Total Distribution Amount remaining after payment of the Servicing Fee, the Noteholders' Interest Distributable Amount and, on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, any amounts distributed as principal to holders of the Class A-1 Notes. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. See "The Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

     The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Payment Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Payment Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be earlier than the applicable Final Scheduled Payment Date set forth above due to a variety of factors, including those described under "Weighted Average Life of the Securities" herein and in the Prospectus.

Optional Redemption

     The Class A-2 Notes may be redeemed in whole, but not in part, on a Distribution Date on which the Servicer exercises its option to purchase the Receivables, which the Servicer may do after the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the Pool Balance as of the Cutoff Date. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus. The redemption price for the Class A-2 Notes will equal the unpaid principal amount of the Class A-2 Notes plus accrued and unpaid interest thereon to the redemption date.

                                THE CERTIFICATES

General


     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Certificates. The following summary describes the material terms of the Certificates and the Trust Agreement. This summary does not purport to be a complete description of all terms of the Certificates and therefore is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provision of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.


Distributions of Interest


     Interest on the principal balance of the Certificates will accrue at the Certificate Pass-Through Rate. Interest with respect to any Distribution Date will accrue from and including the most recent Distribution Date on which interest was distributed to Certificateholders (or, with respect to the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest accrued but not distributed on any Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Certificate Pass-Through Rate (to the extent lawful). Interest distributions with respect to the Certificates generally will be funded from the portion of the Total Distribution Amount and funds in the Reserve Account remaining after the distribution of the Servicing Fee and the Noteholders' Distributable Amount. See "The Transfer and Servicing Agreements -- Distributions" and " -- Reserve Account" herein.


Distributions of Principal

     Certificateholders will not be entitled to distributions of principal on any Distribution Date until the Notes have been paid in full. On each Distribution Date on and after the Distribution Date on which the Class A-2 Notes are paid in full, the Certificateholders will be entitled to distributions of principal in a maximum amount equal to the lesser of (i) the Total Distribution Amount plus any funds in the Reserve Account remaining after payment of the Servicing Fee, the Noteholders' Distributable Amount (on the Distribution Date on which the outstanding principal amount of the Class A-2 Notes is reduced to zero) and the Certificateholders' Interest Distributable Amount and (ii) the outstanding Certificate Balance. See "The Transfer and Servicing Agreements -- Distributions" and "-- Reserve Account" herein.

Optional Prepayment


     If the Servicer exercises its option to purchase the Receivables, which it may do when the aggregate outstanding principal amount of the Receivables is reduced to 10% or less of the Pool Balance as of the Cutoff Date, the Certificateholders will receive an amount in respect of the Certificates equal to the outstanding Certificate Balance, together with accrued interest thereon at the Certificate Pass-Through Rate to the redemption date, which distribution shall effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements -- Termination" in the Prospectus.

                      THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of the Servicing Agreement, the Receivables Purchase Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. This summary does not purport to be a complete description of all terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

Sale and Assignment of Receivables

     Certain information with respect to the conveyance of the Receivables to the Seller to the Company and from the Company to the Trust on the Closing Date is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus. See also "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus for additional information regarding the Receivables and certain obligations of the Seller and the Servicer with respect to the Receivables.

Accounts

     In addition to the Accounts referred to under "Description of the Transfer and Servicing Agreements -- Accounts" in the Prospectus, the Servicer with also establish and maintain the Reserve Account with the Indenture Trustee, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

Servicing Compensation

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period in an amount equal to 1.00% per annum of the Pool Balance as of the first day of such Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid on each Distribution Date solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid to the Servicer prior to the distribution of any portion of the Interest Distribution Amount to Noteholders and Certificateholders. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Distributions

     Deposits to Collection Account. On or about the _____ Business Day of each month, the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the aggregate amount of collections on the Receivables, Advances and Repurchase Amounts, as well as the Total Distribution Amount, the Interest Distribution Amount and the Principal Distribution Amount.

     On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the sum of the Interest Distribution Amount and the Principal Distribution Amount (excluding the portion thereof attributable to Realized Losses). "Realized Losses" means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     The "Interest Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to interest, (ii) all proceeds of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the related Obligor (such net amount "Liquidation Proceeds"), to the extent allocable to interest; (iii) all recoveries in respect of Liquidated Receivables that were written off in prior Collection Periods; (iv) all Advances made by the Servicer; (v) the Repurchase Amount of each Receivable that was repurchased by the Seller or the Company during the related Collection Period, to the extent allocable to interest; and (vi) Investment Earnings for such Distribution Date.

     The "Principal Distribution Amount" for a Distribution Date will equal the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) Liquidation Proceeds to the extent attributable to the principal, plus all Realized Losses with respect to such Liquidated Receivables; (iii) all Precomputed Advances made by the Servicer of principal due on the Precomputed Receivables; (iv) to the extent attributable to principal, the Repurchase Amount received with respect to each Receivable repurchased by the Seller or the Company; (v) partial prepayments relating to refunds of extended warranty protection plan costs or of physical damage, credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor as of the date of the original Contract; and (vi) on the Final Scheduled Distribution Date, any amounts advanced by the Servicer with respect to principal on the Receivables.

     The Interest Distribution Amount and the Principal Distribution Amount on any Distribution Date shall exclude the following:

          (i) amounts realized on Precomputed Receivables to the extent that the Servicer has previously made an unreimbursed Precomputed Advance;

          (ii) Liquidation Proceeds with respect to a particular Precomputed Receivable to the extent of any unreimbursed Precomputed Advances thereon;

          (iii) all payments and proceeds (including Liquidation Proceeds) of any Receivables the Repurchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period;

          (iv) amounts received in respect of interest on Simple Interest Receivables during the related Collection Period in excess of the amount of interest that would have been due during the Collection Period on Simple Interest Receivables at their respective APRs (assuming that a payment is received on each Simple Interest Receivable on the due date thereof); and

          (v) Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) to the extent of any unreimbursed Simple Interest Advances.

     Deposits to the Distribution Accounts. On each Distribution Date, the Servicer will instruct the Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

          (i) to the Servicer, from the Interest Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

          (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Principal Distributable Amount;

          (iv) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iii), the Certificateholders' Interest Distributable Amount;

          (v) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
     (iv), the Certificateholders' Principal Distributable Amount; and

          (vi) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (v).

     For purposes hereof, the following terms shall have the following meanings:

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) on the Class A-1 Notes and the Class A-2 Notes at the Class A-1 Rate and the Class A-2 Rate, respectively, on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date.

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, (i) the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date, plus any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus (ii) interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rates borne by each class of the Notes from such preceding Distribution Date to but excluding such current Distribution Date. The Noteholders' Interest Carryover Shortfall with respect to the initial Distribution Date is zero.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, (i) on the Class A-1 Final Scheduled Payment Date, the Noteholder's Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; and (ii) on the Class A-2 Final Scheduled Payment Date the Noteholders' Principal Distributable Amount will not be less than the amount that is necessary (after giving effect to all other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date for as long as the Class A-1 Notes or the Class A-2 Notes are outstanding, 100% of the Principal Distribution Amount; provided, however, that on the Distribution Date on which the principal balance of the Class A-2 Notes is reduced to zero, the portion, if any, of the Principal Distribution Amount that is not applied to the principal of the Class A-2 Notes will be applied to the Certificate Balance.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account. The Noteholders' Principal Carryover Shortfall with respect to the Initial Distribution Date is zero.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholder's Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date) after giving effect to all distributions of principal to the Certificateholders on or prior to such Distribution Date.

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Pass-Through Rate from such preceding Distribution Date to but excluding such current Distribution Date. The Certificateholders' Interest Carryover Shortfall with respect to the initial Distribution Date is zero.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a)(i) any scheduled payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date prior to the Distribution Date on which the Notes are paid in full, zero; and with respect to any Distribution Date commencing on the Distribution Date on which the Notes are paid in full, 100% of the Principal Distribution Amount (less, on the Distribution Date on which the Notes are paid in full, the portion thereof payable as principal of the Notes).

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account. The Certificateholders' Principal Carryover Shortfall with respect to the initial Distribution Date is zero.

     "Certificate Balance" equals, initially, $______ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account generally will be paid in the following order of priority:

          (i) without regard to Class, to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

          (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero; and

          (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero.

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

Reserve Account

     The Reserve Account will be created by the deposit thereto by the Company on the Closing Date of the Reserve Account Initial Deposit and will be increased up to the Specified Reserve Account Balance by the deposit thereto on each Distribution Date on the amount, if any, remaining from the Total Distribution Amount after payment of the Servicing Fee, the Noteholders' Distributable Amount and the Certificateholders' Distributable Amount. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date), is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute an amount equal to such excess to the Company. Upon any distribution to the Company of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claim to, such amounts.

     Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Noteholders and Certificateholders. Funds will be withdrawn from cash in the Reserve Account to the extent that the Total Distribution Amount (after the payment of the Servicing Fee) with respect to any Collection Period is less than the Noteholders' Distributable Amount and will be deposited to the Note Distribution Account for distribution to the Noteholders. In addition, funds will be withdrawn from cash in the Reserve Account to the extent that the portion of the Total Distribution Amount remaining after the payment of the Servicing Fee and the deposit of the Noteholders' Distributable Amount to the Note Distribution Account is less than the Certificateholders' Distributable Amount and will be deposited to the Certificate Distribution Account for distribution to the Certificateholders.

     The subordination of the Certificates and access to funds in the Reserve Account are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due to them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Certificateholders of the full amount of principal and interest due to them and to decrease the likelihood that the Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. In addition, subject to certain conditions, funds in the Reserve Account may be invested in securities that will not mature prior to a particular Distribution Date and will not be sold prior to maturity to meet any shortfalls that might occur on such Distribution Date. Thus, the amount of cash in the Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates.

Advances

     If a shortfall should occur in any Collection Period between (i) the aggregate amount of interest due on the Receivables during such Collection Period, assuming each Receivable was paid on its scheduled payment date under the related Contract, and (ii) the amount actually received on or in respect of the Receivables during such Collection Period and allocable to interest, the Servicer will deposit an amount (an "Advance") equal to such deficiency in the Collection Amount on or before the applicable Distribution Date. The Servicer will be allowed to recover any Advances so made (a) from collections and other amounts received on the Receivables with respect to which such Advances were made, (b) from collections or any other amounts received in respect of any other Receivables and (c) by reducing any Repurchase Amount due from the Servicer by the amount of any unreimbursed Advances, in each case in accordance with the terms of the Servicing Agreement. The Servicer may elect not to make an Advance with respect to any Receivable to the extent that the Servicer determines that it is unlikely to be able to recover such Advance from payments on or with respect to the Receivables or from any other source.

The Receivables Purchase Agreement

     On or prior to the Closing Date, the Seller will transfer and assign to the Company pursuant to the Receivables Purchase Agreement, all of its right, title and interest in and to Receivables in the outstanding principal amount of $_________ including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Receivables Purchase Agreement (the "Schedule of Receivables"). The Seller will sell the Receivables to the Company without recourse, except that, as described in the following paragraph, the Seller will be required to repurchase Receivables with respect to which it is in breach of a representation or warranty, if such breach materially and adversely affects the right of the related Trust and Securityholders in and to such Receivables. Concurrently with or subsequent to the transfer and assignment of the Receivables to the Company, the Company will transfer and assign the Receivables to the Trust, and Trustee will execute, authenticate and deliver the Certificates. The net proceeds from the sale of the Notes and the Certificates will be applied to the purchase of the Receivables.

     In the Receivables Purchase Agreement, the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, to the best of its knowledge, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is, or will be, secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; and
(v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

                              ERISA CONSIDERATIONS

The Notes

     The Notes may be purchased by an "employee benefit plan" as defined in and subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "plan" as described in Section 4975 (e)
(1) of the Internal Revenue Code of 1986, as amended (the "Code") (each such "employee benefit plan" and "plan," a "Plan"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

The Certificates

     The Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(l) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitation. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the respective underwriting agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Company has agreed to cause the Trust to sell to CS First Boston Corporation (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Securities.

     The Underwriter proposes to offer the Securities to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate; and, the Underwriter and such dealers may allow a discount of ___% per Class A-1 Note, ___% per Class A-2 Note and ___% per Certificate on sales to certain other dealers; and after the initial public offering of the Securities, such public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Underwriting Agreements provide that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

     The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter.

     The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes, and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and the Prospectus.


     [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]


                                  LEGAL MATTERS

     Certain legal matters relating to the Securities will be passed upon by Sidley & Austin, New York, New York.

                                 INDEX OF TERMS


Business Day.............................................................................  S-6
Certificate Balance...................................................................... S-22
Certificate Pass-Through-Rate............................................................  S-7
Certificateholders.......................................................................  S-7
Certificateholders' Distributable Amount.................................................  S-8
Certificateholders' Interest Carryover Shortfall......................................... S-21
Certificateholders' Interest Distributable Amount........................................ S-21
Certificateholders' Monthly Interest Distributable Amount................................ S-21
Certificateholders' Monthly Principal Distributable Amount............................... S-21
Certificateholders' Principal Carryover Shortfall........................................ S-22
Certificateholders' Principal Distributable Amount....................................... S-21
Certificates.............................................................................Cover
Class A-1 Final Scheduled Payment Date...................................................  S-6
Class A-1 Notes..........................................................................Cover
Class A-1 Rate...........................................................................  S-6
Class A-2 Final Scheduled Payment Date...................................................  S-6
Class A-2 Notes..........................................................................Cover
Class A-2 Rate...........................................................................  S-6
Closing Date.............................................................................  S-4
Code..................................................................................... S-23
Collection Account.......................................................................  S-8
Commission...............................................................................  S-3
Company..................................................................................  S-4
Cutoff Date..............................................................................  S-4
Distribution Date........................................................................  S-6
ERISA....................................................................................  S-9
Federal Tax Counsel......................................................................  S-9
Final Scheduled Distribution Date........................................................  S-7
Final Scheduled Maturity Date............................................................  S-5
Indenture................................................................................Cover
Indenture Trustee........................................................................Cover
Interest Distribution Amount............................................................. S-17
Interest Rates...........................................................................  S-6
Issuer...................................................................................  S-4
Liquidated Receivables................................................................... S-19
Liquidation Proceeds..................................................................... S-19
Noteholders..............................................................................  S-6
Noteholders' Distributable Amount........................................................  S-7
Noteholders' Interest Carryover Shortfall................................................ S-20
Noteholders' Interest Distributable Amount............................................... S-20
Noteholders' Monthly Interest Distributable Amount....................................... S-20
Noteholders' Monthly Principal Distributable Amount...................................... S-21
Noteholders' Principal Carryover Shortfall............................................... S-21
Noteholders' Principal Distributable Amount.............................................. S-20
Notes....................................................................................Cover
Owner Trustee............................................................................Cover
Plan..................................................................................... S-23
Pool Balance.............................................................................  S-7
Principal Distribution Amount............................................................ S-17
Prospectus...............................................................................  S-3
Rating Agencies.......................................................................... S-11
Realized Losses.......................................................................... S-17
Receivables..............................................................................  S-2


Record Date..............................................................................  S-6
Reserve Account.......................................................................... S-22
Securities...............................................................................Cover
Securityholders..........................................................................  S-2
Seller...................................................................................  S-4
Servicer.................................................................................  S-4
Servicing Agreement......................................................................  S-4
Specified Reserve Account Balance........................................................  S-8
Total Distribution Amount................................................................  S-6
Transfer and Servicing Agreements........................................................ S-16
Trust....................................................................................Cover
Trust Agreement..........................................................................Cover
Trust Property...........................................................................  S-5
Underwriting.............................................................................Cover
Underwriting Agreements.................................................................. S-24

================================================================================


        No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or CS First Boston. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                          -----------------------------


                                TABLE OF CONTENTS
                                                                            Page
                              Prospectus Supplement
Summary......................................................................S-4
Risk Factors ...............................................................S-11
The Trust...................................................................S-12
The Receivables Pool........................................................S-13
The Seller and the Servicer.................................................S-15
Weighted Average Life of the Securities.....................................S-15
The Notes...................................................................S-16
The Certificates............................................................S-17
The Transfer and Servicing Agreements.......................................S-18
ERISA Considerations........................................................S-23
Underwriting................................................................S-24
Legal Matters...............................................................S-24
Index of Terms..............................................................S-25

                                   Prospectus

Prospectus Supplement..........................................................2
Reports to Securityholders.....................................................2
Available Information..........................................................2
Incorporation of Certain Documents by Reference................................2
Summary of Terms...............................................................4
Rick Factors..................................................................14
The Trusts....................................................................17
The Receivables Pools.........................................................19
The Collateral Certificates...................................................21
Weighted Average Life of the Securities.......................................23
Pool Factors and Trading Information..........................................24
The Seller and the Servicer...................................................25
Use of Proceeds...............................................................25
Description of the Notes......................................................25
Description of the Certificates...............................................31
Certain Information Regarding the Securities..................................32
Description of the Transfer and Servicing Agreements..........................36
Certain Legal Aspects of the Receivables......................................48
Certain Federal Income Tax Consequences.......................................53
State and Local Tax Considerations............................................77
ERISA Considerations..........................................................79
Plan of Distribution..........................................................85
Legal Matters.................................................................86

Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================



                                 $[__________]


                                CS FIRST BOSTON
                                AUTO RECEIVABLES
                                AND RECEIVABLES
                                SECURITIES TRUST


                       $[__________] [_]% [Floating Rate]
                         Asset Backed Notes, Class [ ]

                       $[__________] [_]% [Floating Rate]
                         Asset Backed Notes, Class [ ]

                       $[__________] [_]% [Floating Rate]
                         Asset Backed Certificates, Class [ ]



                      ASSET BACKED SECURITIES CORPORATION
                                   (COMPANY)


                                   ----------

                             PROSPECTUS SUPPLEMENT
                                  [__], 199[ ]

                                   ----------




                               [GRAPHICS OMITTED]



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